                                  BARCLAYS BANK PLC
           International Corporate Group -- North American Corporate Team
                  P.O. Box 544, 54 Lombard Street, London EC3V 9EX
                             Telephone: (0171) 699 5000


         PRIVATE & CONFIDENTIAL
         ----------------------

         The Directors                      Your Ref:
         Renaissance Solutions Limited      Our Ref:
         22 Grafton Street                  Direct Line:
         London
         W1X3LD

                                            26th April 1996

         Dear Sirs

         We are pleased to advise you that Barclays Bank PLC ("the Bank") has agreed to provide aggregate short term facilities of up to f425,000 (Four Hundred and Twenty Five Thousand pounds sterling) (the "Facility") to Renaissance Solutions Limited ("the Borrower") as detailed below.

         The Schedules attached hereto form part of the terms and conditions of this letter.

         Following completion of the acceptance detailed below, the facility will be available for drawing by the Borrower, subject to the following terms and conditions:

         1.   OPTIONS AVAILABLE WITHIN AND UTILISATION OF THE FACILITY

         The Facility may be utilised by way of the following options and in accordance with the provisions of the Schedules related thereto:

         Overdraft (see Schedule A)
         Banks Automated Clearing System `BACS' (see Schedule B)
         Branch Originated BACS System `BOBS' (see Schedule C)

         Within the Facility the aggregate of the liabilities due, owing or incurred thereunder shall not at any time exceed f425,000.

         Within the Facility the liabilities incurred or due and owing under option A shall not at any time exceed f210,000.

         Within the Facility the liabilities incurred or due and owing under option B shall not at any time exceed f180,000.
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         Within the Facility the liabilities incurred or due and owing under option A shall not at any time exceed f35,000.

         The Sterling equivalent of the currencies utilised or available to be utilised under the Facility may be calculated by the Bank at any time by reference to the Bank's spot rate of exchange in the London Exchange Market for the sale of the relevant currency or currencies for Sterling.

         2.   AVAILABILITY

         All monies owing under the Facility are repayable upon written demand by the Bank and/or any undrawn portion of the facility may be cancelled by the Bank, at any time. Following demand and/or cancellation, no further utilisation may be made under the facility. The Bank may, at any time after such demand and/or cancellation [i] call for payment of full cash cover for the full amount of all liabilities outstanding.

         The Bank may require the Borrower to give security over cash cover paid to the Bank (together with interest accruing thereon) in form and substance satisfactory to the Bank to secure the Borrower's liabilities to the Bank under the Facility.

         The Borrower shall indemnify the bank on demand against any loss, liability or expense which the Bank may reasonably sustain or incur as a consequence of making such demand or as a consequence of non-performance by the borrower of any obligation under this letter.

         Any monies not paid following a demand under this clause shall continue to bear interest in respect of any outstanding interest period under the Sterling Overdraft, and as calculated in the respective Schedules.

         Following maturity of each outstanding drawing under the Facility, the amounts of such drawings, and the amounts of any payments made by the Bank on behalf of the Borrower under Facilities, will, except for those amounts where cash cover has been made by the Borrower as for above, continue to bear interest at 1.75% per annum over the Bank's Base Rate current from time to time until payment is made. Interest shall, if unpaid, be compounded on the Bank's usual charging dates. Interest will continue to be charged and compounded on this basis after as well as before demand or judgement.

         The Bank reserves the right, at any time following a demand under this clause, to purchase with Sterling any currency necessary to convert any amounts outstanding under the Facility, together with interest accrued thereon, to Sterling, whereupon the Borrower


                                         -2-
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         shall then become liable to pay the Bank forthwith the relevant
         Sterling amounts, together with all costs and expenses incurred by the Bank. Interest will continue to be charged as detailed above.

         In the absence of demand or cancellation by the Bank, the Facility is available for utilisation until 24th April 1997. However, the Bank will be pleased to discuss the Borrower's future requirements shortly before that date.

         3.   SECURITY AND/OR GUARANTEE(S)

         The Borrower's obligations hereunder will be secured by any security which is now held, or hereafter may be held, by the Bank to secure all moneys and liabilities which shall from time to time be due, owing or incurred to the Bank by the Borrower, whether actually or contingently.

         4.   FEES

         A negotiation fee of f1,500 will be payable by the Borrower to the Bank on acceptance of this offer.

         5.   CANCELLATION

         Any undrawn part of the Facility may be cancelled by the Borrower subject to the Borrower:

              (i) giving the Bank not less than seven days' notice in writing (such notice, once given, shall be irrevocable)

         6.   INFORMATION

         The Borrower undertakes to provide the Bank with copies of its audited Consolidated Profit and Loss account and Balance Sheet as soon as they are available and not later than 180 days from the end of each accounting reference period together with Renaissance Solutions, Inc's Annual Report, 10K and 10Q's as soon as they are available and not later than 60 days from the end of each accounting reference period; any other information which the Bank may reasonably request from time to time.

         7.   CHANGE IN CIRCUMSTANCES

         In the event of any change in applicable law or regulation or the existing requirements of, or any new requirements being imposed by, the Bank of England or other regulatory authority the result of which, in the sole opinion of the Bank, is to increase the cost of it of funding, maintaining or making available the Facility (or any undrawn amount thereof) or to reduce the effective return to



                                         -3-
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         the Bank, then the Borrower shall pay to the Bank such sum as may be certified by the Bank to the Borrower as shall compensate the Bank for such increased cost or such reduction.

         8.   SET-OFF

         Any sum of money at any time standing to the credit of the Borrower with the Bank in any currency upon any account or otherwise (whether or not any such account is held in the Borrower's name) or provided to the Bank as cash cover for any bills and/or any outstanding liabilities under the Facility, may be applied by the Bank at any time (without notice to the Borrower) in or towards the discharge of any money or liabilities now or hereafter due, owing or incurred to the Bank by the Borrower hereunder (whether presently payable or not).

         9.   CURRENT INDEMNITY

         If, for any reason, any amount payable to the Bank is received or recovered in a currency other than the contractual currency in which it is due, then, to the extent that the amount actually received or recovered by the Bank (when converted by the Bank into the contractual currency at the applicable rate of exchange) falls short of the amount due in the contractual currency, the Borrower shall, as a separate and independent obligation, reimburse the Bank on demand (on a full indemnity basis) for the amount of such shortfall.

         10.  APPLICABLE LAW

         This letter shall be governed by, construed and take effect in accordance with English Law.

         11.  ACCEPTANCE

         Prior to the facility being utilised, the Borrower shall provide the 54 Lombard Street, London, EC3V 9EX branch of the Bank (the "Branch") with the following:

         (a) the enclosed duplicate of this letter duly signed on the Borrower's behalf as evidence of acceptance of the terms and conditions stated herein,

         (b) a certified true copy of a resolution of the Borrower's Board of Directors:

              (i) accepting the Facility on the terms and conditions stated herein,




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

             (ii) authorising a specified person, or persons, to sign and return to the Bank the duplicate of this letter,

            (iii) authorising the Bank to accept instructions and confirmations in connection with the Facility signed in accordance with the Bank's signing mandate current from time to time, and to accept instructions in connection with drawings under the Facility, by any person specifically authorised to give such instructions,

         (c) confirmed specimens of the signature of those officers referred to in (b)(ii) above.

         This offer will remain available until 26th May 1996, after which it will lapse if not accepted.

         Yours faithfully,
         for and on behalf of
         BARCLAYS BANK PLC


         /s/ Jeremy Masding
         -------------------------
         JEREMY MASDING
         SENIOR CORPORATE MANAGER
         ICG-NORTH AMERICA

         Accepted on the terms and conditions stated herein, pursuant to a resolution of the Board of Directors (a certified true copy of which is attached hereto).

         for and on behalf of
         RENAISSANCE SOLUTIONS LIMITED



         DIRECTOR /s/ Harry M. Lasker
                  ---------------------

         DATE May 22, 1996
              -------------------------

         DIRECTOR /s/ David A. Lubin
                  ---------------------

         DATE 5/22/1996
              -------------------------







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                                   SCHEDULE A
         STERLING OVERDRAFT

         The sterling overdraft will be available on the Borrower's current account at the Branch with interest charged at a rate of 1% per annum over the Bank's Base Rate current from time to time. Interest together with other charges will be debited to the Borrower's current account at the Branch quarterly in arrears in March, June, September and December each year or at such other times as may be determined by the Bank, and such interest will be calculated on the basis of actual days elapsed over 365 day year.


                                   SCHEDULE B

         BANKS AUTOMATED CLEARING SYSTEM (`BACS')

         Utilisation under the `BACS' facility should be in accordance with the terms and conditions already agreed.


                                   SCHEDULE C

         BRANCH ORIGINATED BACS SYSTEM (`BOBS')

         Utilisation under the `BOBS' facility should be in accordance with the terms and conditions already agreed.
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                            RENAISSANCE SOLUTIONS LIMITED
                 MINUTES OF A MEETING OF THE BOARD OF DIRECTORS HELD

                           AT LINCOLN, MASSACHUSETTS, USA

                                   ON MAY 20, 1996


         PRESENT:


         The Board of Directors met to discuss and approve the following in connection with Barclays Bank PLC Facility letter dated 26th April 1996:


              (i) accepting the Facility and the terms and conditions stated herein

             (ii) authorising a specified person, or persons, to sign and return to the Bank the duplicate of the Facility Letter

            (iii) authorising the Bank to accept instructions and confirmations in connection with the Facility signed in accordance with the Bank's signing mandate current from time to time.

         The above was unanimously approved and William T. Jenkins was authorised to sign and return the facility letter to Barclays Bank PLC.


         CERTIFIED that the foregoing is a true copy of the resolutions passed as aforesaid.




         /s/ William T. Jenkins     DIRECTOR  /s/ Harry M. Lasker SECRETARY
         ----------------------               -------------------